                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST FEDERAL CAPITAL CORP.

                  The undersigned, being a natural person of the age of eighteen
(18) years or more, acting as incorporator of the corporation under the Wisconsin Business Corporation Law, adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

                  The name of the corporation if First Federal Capital Corp. (hereinafter referred to as the "Corporation").

                                   ARTICLE II

                  The period of existence of the Corporation is perpetual.

                                   ARTICLE III

                  The purpose or purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized, under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE IV

                  Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 25,000,000, of which 5,000,000 shall be serial preferred stock, $.10 par value per share (hereinafter the "Preferred Stock"), and of which 20,000,000 shall be common stock, par value $.10 per share (hereinafter "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation.

                  A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

                  A. COMMON STOCK. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

                  B. PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series in any manner permitted by law pursuant to a resolution or resolutions adopted by the Board of Directors under authority hereby vested in it each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. Before any shares of any such series are issued, the Board of Directors shall have the full authority permitted by law to fix, and hereby is expressly empowered to fix, resolution or resolutions full, limited, multiple, fractional or no voting rights and such designations, preferences, qualifications, privileges, limitations, restrictions, redemption rights, conversion rights and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

                                    ARTICLE V

                  The name and address of the initial registered agent of the corporation is Thomas W. Schini, 605 States Street, La Crosse, Wisconsin 54601 and the address of the corporation's registered office is the same.

                                   ARTICLE VI

                  The shareholders of the Corporation shall have no preemptive right to acquire shares of any class or any securities convertible into shares of any class of capital stock of the Corporation, now or hereafter authorized.

                                   ARTICLE VII

                  (a) The Board of Directors of the Corporation shall consist of not less than seven (7) nor more than twenty (20) members, as determined in the manner specified in the Corporation's Bylaws, as may be amended from time to time. The names of the initial members of the Board of Directors are set forth in Schedule A hereto and made a part hereof.

                  (b) The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes. At the first annual meeting of stockholders following the effective date of these Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and, with respect to directors of each class, until their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and until their respective successors are elected and qualified.



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

                  (c) Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director may be removed from office only with cause by (i) the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors at a duly constituted meeting of stockholders called expressly for the purpose or (ii) a majority of the total number of directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) has been adjudicated by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal. No director may be removed as a director except for cause.

                                  ARTICLE VIII

                  LIABILITY OF DIRECTORS AND OFFICERS. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that a director's or officer's liability for monetary damages may not be limited by law. Any amendment to or repeal of this Article VIII shall not adversely affect any right of a director or officer of the Corporation hereunder or pursuant to the Business Corporation Law of the State of Wisconsin with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE IX

                  BYLAWS. The Bylaws of the Corporation may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors.

                                    ARTICLE X


                  RESTRICTIONS ON OFFERS AND ACQUISITIONS.

                  (a) By virtue of this Article X(a), the Corporation elects to be subject to (i) Sections 180.25(9) and 180.725 of the Business Corporation Law of the State of Wisconsin, or any successor(s) thereto, as if the Corporation was an "issuing public corporation" under such law and regardless whether it then qualifies as such under such law and (ii) Section 180.726 of the Business Corporation Law of the State of Wisconsin, or any successor thereto, as if the Corporation was a "resident domestic corporation" under such law and regardless whether it then qualifies as such under such law.

                  (b) Notwithstanding anything contained in the Corporation's Articles of Incorporation or Bylaws to the contrary, for a period of five years from the date of the closing of the conversion of First Federal Savings Bank La Crosse-Madison from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation. This limitation shall not apply to (i) any offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii)the purchase of shares by a tax-qualified employee stock benefit plan established for the benefit of the employees of the Corporation and its subsidiaries which is exempt from the approval requirements under 12 C.F.R. ss.574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors.

                  (c) In the event shares are acquired in violation of Article X(b), all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

                  (d) For purposes of Article X(b), the following definitions apply:

                  (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of equity securities of the Corporation.

                  (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of any offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

                  (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to a express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (e) Paragraphs (b) through (d) of this Article X shall expires and no longer be part of these Articles of Incorporation on the fifth anniversary of the closing of the conversion of First Federal Servings Bank La Crosse-Madison from mutual to stock form.

                                   ARTICLE XI

                  AMENDMENT. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, the manner now or hereafter prescribed by the Business Corporation Law of the State of Wisconsin, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, however, these Articles of Incorporation may not be amended, altered, changed or repealed without the vote of the holders of any class or series of Preferred Stock as may be required by the



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

provisions establishing any such class or series and no amendment, alteration, change or repeal of Articles VI, VII, VIII, IX, X or this Article XI may be made unless it is approved by the holders of not less than two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in election of directors.

                                   ARTICLE XII

                  The name and address of the incorporator is Thomas W. Schini, 605 State Street, La Crosse, Wisconsin 54601.

                  Dated at La Crosse, Wisconsin this 1st day of June, 1989.



                                           /s/ Thomas W. Schini
                                           -------------------------------------
                                           Thomas W. Schini, Incorporator

STATE OF WISCONSIN                  )
                                    )ss.
COUNTY OF MILWAUKEE                 )


                  Personally came before me this 1st day of June, 1989, the aforenamed Thomas W. Schini, to me known to be the person who executed the foregoing instrument and acknowledged the same.



                  [SEAL]


                                            /s/ Bradford R. Price
                                            ------------------------------------
                                            Notary Public, State of Wisconsin
                                            My commission is permanent.


                  This instrument was drafted by W. Charles Jackson, Esq. and is returnable to:

                            W. Charles Jackson, Esq.
                            Michael Best & Friedrich
                            250 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202


                  This instrument is to be recorded in La Crosse County, Wisconsin.

                     SCHEDULE A TO ARTICLE OF INCORPORATION
                                       OF
                           FIRST FEDERAL CAPITAL CORP.


      The initial members of the Board of Directors of the Corporation shall be:


      James O. Ash

      Daniel A. Chapman

      Henry C. Funk

      John F. Leinfelder

      Richard T. Lommen

      Patrick J. Luby

      David C. Mebane

      Dale A. Nordeen

      Phillip J. Quillin

      Robert B. Rennebohm

      Don P. Rundle

      Thomas W. Schini

                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                           FIRST FEDERAL CAPITAL CORP


         1. The name of the corporation is "First Federal Capital Corp".

         2. On January 24, 1995, pursuant to Section 180.0602 of the Wisconsin Business Corporation Law, and the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation duly adopted the following resolutions creating a series of 200,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

                  RESOLVED, that it is hereby declared to be in the best interests of the Corporation that the Articles of Incorporation of the Corporation be amended to create a new series of Preferred Stock to consist of 200,000 shares and to be designated as Series A Junior Participating Preferred Stock, and to determine the preferences, limitations and relative rights of the Series A Junior Participating Preferred Stock by adding a new subsection C to Article IV of such Articles of Incorporation to read in the form attached hereto as Appendix I; and

                  RESOLVED, that the amendment to the Articles of Incorporation of the Corporation attached hereto as Appendix I is hereby adopted and that the appropriate officers of the Corporation are authorized and directed to prepare and to file with the Secretary of State of The State of Wisconsin Articles of Amendment to give effect thereto.

         3. That Appendix I hereto constitutes the amendment referred to in the foregoing resolutions. None of the shares of Series A Junior Participating Preferred Stock authorized thereby has been issued as of the date hereof.

         4. That such amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation on January 24, 1995 in accordance with Section 180.1002 of the Wisconsin Business Corporation Law. Shareholder action was not required.

         Dated:  January 26, 1995

                                       FIRST FEDERAL CAPITAL CORP

                                       By: /s/ Thomas W. Schini
                                           ------------------------------------
                                           Name:  Thomas W. Schini
                                           Title:  President and Chief Executive
                                                   Officer

         This document was drafted by Gerald L. Hawkins, Esq. of Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., Washington D.C. 20005
(202)347-0300.

                                                                      APPENDIX I

         C. SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

         The Corporation has designated a series of Preferred Stock, without par value, as Series A Junior Participating Preferred Stock. The preferences, limitations and relative rights of the Series A Junior Participating Preferred Stock shall be as follows:

         Section 1. Amount. The number of shares constituting the Series A Junior Participating Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         Section 2. Dividends and Distributions.

         (a) Subject to the prior and superior rights of the holders of any shares of any Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) on all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after January 24, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c)(i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning on period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                  (ii) During any default period, such voting right of holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of one-third (1/3) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Sock of such voting right. At any meeting at which the holder s of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right (subject to the Articles of Incorporation) to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than ten (10) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty
         (60)
         days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
         (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the Whole Board of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right
         (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph
         (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) of this Section 3 to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter, and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of

Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise.

         Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of one one-hundredth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST FEDERAL CAPITAL CORP.

         First Federal Capital Corp., a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "WBCL") (the "Corporation"), does hereby certify that the Board of Directors of the corporation (the "Board") duly adopted the necessary resolutions to increase the number of authorized shares of Common Stock to 100,000,000 shares, $.10 par value per share, pursuant to Section 180.1003 of the Wisconsin Statutes and the authority conferred upon the Board by the Articles of Incorporation and, in order to effectuate the foregoing, further approved the amendment of the first paragraph of Article IV of the existing Articles of Incorporation of the Corporation, to read as follows:

                  ARTICLE IV. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is 105,000,000, of which 5,000,000 shall be serial preferred stock, $.10 par value per share (hereinafter the "Preferred Stock"), and of which 100,000,000 shall be common stock, par value $.10 per share (hereinafter "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation.

         This Amendment of the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on January 26, 1999 and shareholder approval of this Amendment was received on April 21, 1999 in accordance with Section 180.1003 of the Wisconsin Statutes.

         Dated as of the 24th day of May, 1999.



                                        By:/s/ Bradford R. Price
                                           -------------------------------------
                                           Bradford R. Price, Executive Vice
                                           President and Secretary


               This document was drafted by and is returnable to:

                              Teresa M. Levy, Esq.
                           Michael Best &Friedrich LLP
                            100 East Wisconsin Avenue
                                   Suite 3300
                         Milwaukee, Wisconsin 53202-4108
                                 (414) 271-6560

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST FEDERAL CAPITAL CORP.

         First Federal Capital Corp, a corporation organized and existing under Chapter 180 of the Wisconsin Business Corporation Law (the "WBCL") (the "Corporation"), does hereby certify that the Board of Directors of the Corporation (the "Board") duly adopted the necessary resolutions to increase the number of designated shares of Series A Junior Participating Preferred Stock, no par value per share, pursuant to Section 180.1002 of the Wisconsin Statues and the authority conferred upon the Board by the Articles of Incorporation; and to effectuate the foregoing, further approved the amendment of the first sentence of Section 1 of Subsection C of Article IV of the existing Articles of Incorporation of the Corporation to read as follows:

         "SECTION 1. The number of shares constituting the Series A Junior Participating Preferred Stock shall be 1,000,000."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation by Unanimous Consent.

         Dated as of the 25th day of May, 1999.



                                        By:/s/ Bradford R. Price
                                           -------------------------------------
                                           Bradford R. Price, Executive Vice
                                           President and Secretary


               This document was drafted by and is returnable to:

                              Teresa M. Levy, Esq.
                           Michael Best &Friedrich LLP
                            100 East Wisconsin Avenue
                                   Suite 3300
                         Milwaukee, Wisconsin 53202-4108
                                 (414) 271-6560